FOR IMMEDIATE RELEASE
August 8, 2024
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS SECOND QUARTER
2024 RESULTS

•Net income and earnings per share ("EPS")* were $18.3 million and $0.82, respectively, for the second quarter of 2024, and $64.4 million and $2.89, respectively, for the six months ended June 30, 2024
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition and integration of Florida City Gas ("FCG"), were $19.3 million and $0.86, respectively, for the second quarter of 2024 and $66.1 million and $2.96, respectively, for the six months ended June 30, 2024
•Adjusted gross margin** growth of $61.8 million during the first half of 2024 driven by contributions from FCG, natural gas organic growth and continued pipeline expansion projects, regulatory initiatives and additional customer consumption
•Multiple pipeline projects received approval to proceed, supporting continued natural gas demand in Delaware and Florida and driving incremental margins for 2025 and beyond
•Results continue to track in line with Management's expectations, and the Company continues to affirm 2024 EPS and capital guidance

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three and six months ended June 30, 2024.

Net income for the second quarter of 2024 was $18.3 million ($0.82 per share) compared to $16.1 million ($0.90 per share) in the second quarter of 2023. Excluding transaction and transition-related expenses associated with the fourth quarter 2023 acquisition of FCG, adjusted net income was $19.3 million, or $0.86 per share compared to $16.1 million ($0.90 per share) reported in the prior-year period. The net income and adjusted net income growth represented 13.3 percent and 19.5 percent, respectively.

For the second quarter of 2024, incremental contributions from FCG, additional margin from regulated infrastructure programs, and growth in the Company's natural gas distribution businesses and continued pipeline expansion projects to support distribution growth were offset by the financing impacts of the FCG acquisition, including increased interest expense related to debt issued and additional shares outstanding.

During the first half of 2024, net income was $64.4 million ($2.89 per share) compared to $52.5 million ($2.94 per share) in the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $66.1 million ($2.96 per share) compared to $52.5 million ($2.94 per share) for the same period in 2023.

Earnings for the first half of 2024 were primarily impacted by the factors discussed for the second quarter as well as additional adjusted gross margin from increased customer consumption experienced earlier in the year.

“Our results this quarter demonstrate the opportunities in our high-growth service areas, the value of our unregulated businesses and our commitment to operational excellence,” said Jeff Householder, chair,
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president and CEO. “We continue to remain on-track with the integration of FCG, experienced continued strong customer growth of approximately 4 percent across our Delmarva and Florida footprints and managed expenses prudently, driving 41 percent of adjusted gross margin to operating income on a year-to-date basis.”

“This performance is in line with our expectations for 2024 and is driven by our ability to execute on our growth strategy: developing and investing record levels of capital, advancing our regulatory agenda and continuing our business transformation efforts,” Householder continued. “Through the second quarter of this year, we invested $160 million in capital expenditures, received regulatory approval for three (3) new transportation projects, and are going live with a new enterprise-wide utility billing system in the third quarter. Our achievements thus far enable us to affirm our full-year 2024 adjusted EPS guidance of $5.33 to $5.45 per share and 2024 capital expenditures guidance of $300 to $360 million. The team’s consistent focus on customer service and our growth strategy positions us for continued longer-term growth as well.”

Earnings and Capital Investment Guidance

The Company continues to affirm its 2024 EPS guidance of $5.33 to $5.45 in adjusted earnings per share given the incremental margin opportunities present across the Company’s businesses, investment opportunities within and surrounding FCG, regulatory initiatives and operating synergies.

The Company also affirms its previously announced 2024 capital expenditure guidance of $300 million to $360 million, as well as the capital expenditure guidance for the five-year period ended 2028 that will range from $1.5 billion to $1.8 billion. This investment forecast is projected to result in a 2025 EPS guidance range of $6.15 to $6.35, as well as a 2028 EPS guidance range of $7.75 to $8.00. This implies an EPS growth rate of approximately 8 percent from the 2025 EPS guidance range.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

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The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Three Months Ended June 30, 2024
(in thousands)	Regulated Energy		Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$130,625		$41,419	$(5,772)	$166,272
Cost of Sales:
Natural gas, propane and electric costs	(27,378)		(18,006)	5,744	(39,640)
Depreciation & amortization	(14,657)		(3,223)	3	(17,877)
Operations & maintenance expenses (1)	(12,255)		(7,893)	3	(20,145)
Gross Margin (GAAP)	76,335	76335	12,297	(22)	88,610
Operations & maintenance expenses (1)	12,255		7,893	(3)	20,145
Depreciation & amortization	14,657		3,223	(3)	17,877
Adjusted Gross Margin (Non-GAAP)	$103,247		$23,413	$(28)	$126,632

	For the Three Months Ended June 30, 2023
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$101,141	$40,751	$(6,299)	$135,593
Cost of Sales:
Natural gas, propane and electric costs	(23,886)	(18,116)	6,209	(35,793)
Depreciation & amortization	(13,035)	(4,269)	1	(17,303)
Operations & maintenance expenses (1)	(9,240)	(7,520)	(2)	(16,762)
Gross Margin (GAAP)	54,980	10,846	(91)	65,735
Operations & maintenance expenses (1)	9,240	7,520	2	16,762
Depreciation & amortization	13,035	4,269	(1)	17,303
Adjusted Gross Margin (Non-GAAP)	$77,255	$22,635	$(90)	$99,800

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	For the Six Months Ended June 30, 2024
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$299,051	$124,522	$(11,557)	$412,016
Cost of Sales:
Natural gas, propane and electric costs	(77,296)	(55,060)	11,499	(120,857)
Depreciation & amortization	(27,194)	(7,704)	5	(34,893)
Operations & maintenance expenses (1)	(24,991)	(16,315)	1	(41,305)
Gross Margin (GAAP)	169,570	45,443	(52)	214,961
Operations & maintenance expenses (1)	24,991	16,315	(1)	41,305
Depreciation & amortization	27,194	7,704	(5)	34,893
Adjusted Gross Margin (Non-GAAP)	$221,755	$69,462	$(58)	$291,159

	For the Six Months Ended June 30, 2023
(in thousands)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$243,411	$123,916	$(13,605)	$353,722
Cost of Sales:
Natural gas, propane and electric costs	(79,174)	(58,687)	13,479	(124,382)
Depreciation & amortization	(25,987)	(8,503)	4	(34,486)
Operations & maintenance expenses (1)	(18,527)	(15,996)	3	(34,520)
Gross Margin (GAAP)	119,723	40,730	(119)	160,334
Operations & maintenance expenses (1)	18,527	15,996	(3)	34,520
Depreciation & amortization	25,987	8,503	(4)	34,486
Adjusted Gross Margin (Non-GAAP)	$164,237	$65,229	$(126)	$229,340
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP.
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Adjusted Net Income and Adjusted EPS

	Three Months Ended
	June 30,
(in thousands, except per share data)	2024	2023
Net Income (GAAP)	$18,271	$16,133
FCG transaction and transition-related expenses, net (1)	1,006	—
Adjusted Net Income (Non-GAAP)	$19,277	$16,133

Weighted average common shares outstanding - diluted (2)	22,335	17,852

Earnings Per Share - Diluted (GAAP)	$0.82	$0.90
FCG transaction and transition-related expenses, net (1)	0.04	—
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$0.86	$0.90

	Six Months Ended
	June 30,
(in thousands, except per share data)	2024	2023
Net Income (GAAP)	$64,439	$52,477
FCG transaction and transition-related expenses, net (1)	1,683	—
Adjusted Net Income (Non-GAAP)	$66,122	$52,477

Weighted average common shares outstanding - diluted (2)	22,320	17,842

Earnings Per Share - Diluted (GAAP)	$2.89	$2.94
FCG transaction and transition-related expenses, net (1)	0.07	—
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.96	$2.94
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.
(2) Weighted average shares for the three and six months ended June 30, 2024 reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.

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Operating Results for the Quarters Ended June 30, 2024 and 2023

Consolidated Results

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$126,632	$99,800	$26,832	26.9%
Depreciation, amortization and property taxes	26,703	23,628	3,075	13.0%
FCG transaction and transition-related expenses	1,374	—	1,374	NMF
Other operating expenses	57,765	47,826	9,939	20.8%
Operating income	$40,790	$28,346	$12,444	43.9%

Operating income for the second quarter of 2024 was $40.8 million, an increase of $12.4 million or 43.9 percent compared to the same period in 2023. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $13.8 million or 48.7 percent compared to the prior-year period. An increase in adjusted gross margin in the second quarter of 2024 was driven by contributions from the acquisition of FCG, incremental margin from regulatory initiatives, natural gas organic growth and continued pipeline expansion projects and improvements from the Company's unregulated businesses. Higher operating expenses were driven largely by the operating expenses of FCG, increased payroll, benefits and other employee-related expenses, and higher insurance and vehicle expenses compared to the prior-year period. Increases in depreciation, amortization and property taxes attributable to growth projects and FCG were partially offset by a $2.3 million reserve surplus amortization mechanism ("RSAM") adjustment from FCG and lower depreciation from our electric operations due to revised rates from an approved electric depreciation study.

Regulated Energy Segment

	Three Months Ended
	June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$103,247	$77,255	$25,992	33.6%
Depreciation, amortization and property taxes	22,863	18,854	4,009	21.3%
FCG transaction and transition-related expenses	1,374	—	1,374	NMF
Other operating expenses	38,505	29,110	9,395	32.3%
Operating income	$40,505	$29,291	$11,214	38.3%

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The key components of the increase in adjusted gross margin** are shown below:

(in thousands)
Contribution from FCG	$23,367
Margin from regulated infrastructure programs	1,340
Natural gas growth including conversions (excluding service expansions)	1,253
Natural gas transmission service expansions, including interim services	563
Other variances	(531)
Quarter-over-quarter increase in adjusted gross margin**	$25,992
(1) Includes adjusted gross margin contributions from permanent base rates that became effective in March 2023.

The major components of the increase in other operating expenses are as follows:

(in thousands)
FCG operating expenses	$8,597
Payroll, benefits and other employee-related expenses	679
Other variances	119
Quarter-over-quarter increase in other operating expenses	$9,395

Unregulated Energy Segment

	Three Months Ended June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$23,413	$22,635	$778	3.4%
Depreciation, amortization and property taxes	3,843	4,777	(934)	(19.6)%
Other operating expenses	19,332	18,851	481	2.6%
Operating income (loss)	$238	$(993)	$1,231	NMF

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The major components of the change in adjusted gross margin** are shown below:

(in thousands)
Propane Operations
Contributions from acquisition	$160
Increased propane customer consumption	117
CNG/RNG/LNG Transportation and Infrastructure
Increased level of virtual pipeline services	587
Aspire Energy
Increased margins - rate changes and gathering fees	251
Other variances	(337)
Quarter-over-quarter increase in adjusted gross margin**	$778
The major components of the increase in other operating expenses are as follows:

(in thousands)
Increased insurance related costs	$283
Increased vehicle expenses	246
Other variances	(48)
Quarter-over-quarter increase in other operating expenses	$481
Operating Results for the Six Months Ended June 30, 2024 and 2023
Consolidated Results

	Six Months Ended
	June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$291,159	$229,340	$61,819	27.0%
Depreciation, amortization and property taxes	52,813	47,118	5,695	12.1%
FCG transaction and transition-related expenses	2,295	—	2,295	NMF
Other operating expenses	115,676	98,961	16,715	16.9%
Operating income	$120,375	$83,261	$37,114	44.6%

Operating income for the first half of 2024 was $120.4 million, an increase of $37.1 million compared to the same period in 2023. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $39.4 million or 47.3 percent compared to the prior-year period. An increase in adjusted gross margin in the first half of 2024 was driven by contributions from the acquisition of FCG, natural gas organic growth and continued pipeline expansion projects, incremental margin from regulatory initiatives, higher customer consumption and contributions from the Company's unregulated businesses. Higher operating expenses largely associated with FCG were partially offset by lower payroll, benefits and other employee-related expenses compared to the prior-year period. Increases in depreciation, amortization and property taxes attributable to growth projects and FCG were partially offset by a $5.7 million RSAM adjustment from FCG and lower depreciation from our electric operations due to revised rates from an approved electric depreciation study.

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Regulated Energy Segment

	Six Months Ended
	June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$221,755	$164,237	$57,518	35.0%
Depreciation, amortization and property taxes	43,818	37,524	6,294	16.8%
FCG transaction and transition-related expenses	2,295	—	2,295	NMF
Other operating expenses	77,028	59,797	17,231	28.8%
Operating income	$98,614	$66,916	$31,698	47.4%

The key components of the increase in adjusted gross margin** are shown below:

(in thousands)
Contribution from FCG	$48,326
Natural gas growth including conversions (excluding service expansions)	3,169
Margin from regulated infrastructure programs	2,618
Natural gas transmission service expansions, including interim services	2,154
Rate changes associated with the Florida natural gas base rate proceeding (1)	1,630
Other variances	(379)
Period-over-period increase in adjusted gross margin**	$57,518
(1) Includes adjusted gross margin contributions from permanent base rates that became effective in March 2023.

The major components of the increase in other operating expenses are as follows:

(in thousands)
FCG operating expenses	$17,887
Payroll, benefits and other employee-related expenses	(1,109)
Other variances	453
Period-over-period increase in other operating expenses	$17,231

Unregulated Energy Segment

	Six Months Ended June 30,
(in thousands)	2024	2023	Change	Percent Change
Adjusted gross margin**	$69,462	$65,229	$4,233	6.5%
Depreciation, amortization and property taxes	8,998	9,598	(600)	(6.3)%
Other operating expenses	38,797	39,379	(582)	(1.5)%
Operating income	$21,667	$16,252	$5,415	33.3%

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The major components of the change in adjusted gross margin** are shown below:

(in thousands)
Propane Operations
Increased propane customer consumption	$1,505
Contributions from acquisition	598
Increased propane margins and service fees	463
CNG/RNG/LNG Transportation and Infrastructure
Increased level of virtual pipeline services	487
Aspire Energy
Increased margins - rate changes and gathering fees	1,189
Other variances	(9)
Period-over-period increase in adjusted gross margin**	$4,233
The major components of the decrease in other operating expenses are as follows:

(in thousands)
Decreased payroll, benefits and other employee-related expenses	$(1,083)
Increased insurance related costs	655
Increased vehicle expenses	386
Other variances	(540)
Period-over-period decrease in other operating expenses	$(582)
Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2024 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Friday, August 9, 2024 at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the three and six months ended June 30, 2024. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.445-7795
International: 203.518.9856
Conference ID: CPKQ224

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas
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transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.734.6022

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

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Financial Summary
(in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Adjusted Gross Margin
Regulated Energy segment	$103,247	$77,255	$221,755	$164,237
Unregulated Energy segment	23,413	22,635	69,462	65,229
Other businesses and eliminations	(28)	(90)	(58)	(126)
Total Adjusted Gross Margin**	$126,632	$99,800	$291,159	$229,340

Operating Income (Loss)
Regulated Energy segment	$40,505	$29,291	$98,614	$66,916
Unregulated Energy segment	238	(993)	21,667	16,252
Other businesses and eliminations	47	48	94	93
Total Operating Income	40,790	28,346	120,375	83,261
Other income, net	1,110	831	1,305	1,107
Interest charges	16,813	6,964	33,839	14,196
Income Before Income Taxes	25,087	22,213	87,841	70,172
Income taxes	6,816	6,080	23,402	17,695
Net Income	$18,271	$16,133	$64,439	$52,477

Weighted Average Common Shares Outstanding: (1)
Basic	22,284	17,794	22,267	17,777
Diluted	22,335	17,852	22,320	17,842

Earnings Per Share of Common Stock
Basic	$0.82	$0.91	$2.89	$2.95
Diluted	$0.82	$0.90	$2.89	$2.94

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$18,271	$16,133	$64,439	$52,477
FCG transaction and transition-related-expenses, net (2)	1,006	—	1,683	—
Adjusted Net Income (Non-GAAP)**	$19,277	$16,133	$66,122	$52,477

Earnings Per Share - Diluted (GAAP)	$0.82	$0.90	$2.89	$2.94
FCG transaction and transition-related-expenses, net (2)	0.04	—	0.07	—
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$0.86	$0.90	$2.96	$2.94
(1) Weighted average shares for the three and six months ended June 30, 2024 reflect the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.
(2) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.

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Financial Summary Highlights

Key variances between the second quarter of 2023 and 2024 included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Second Quarter of 2023 Adjusted Results	$22,213	$16,133	$0.90

Increased Adjusted Gross Margins:
Contributions from acquisitions	23,527	17,135	0.77
Margin from regulated infrastructure programs*	1,340	976	0.04
Natural gas growth including conversions (excluding service expansions)	1,253	912	0.04
Increased level of virtual pipeline services	587	428	0.02
Natural gas transmission service expansions, including interim services*	563	410	0.02
Improved Aspire Energy performance - rate changes and gathering fees	251	183	—
	27,521	20,044	0.89

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(9,720)	(7,079)	(0.32)
Payroll, benefits and other employee-related expenses	(772)	(562)	(0.02)
Insurance related costs	(559)	(407)	(0.02)
Vehicle expenses	(250)	(182)	(0.01)
Depreciation, amortization and property tax costs (includes FCG)	(1,951)	(1,421)	(0.06)
	(13,252)	(9,651)	(0.43)

Interest charges	(9,849)	(7,173)	(0.32)
Increase in shares outstanding due to 2023 and 2024 equity offerings***	—	—	(0.18)
Net other changes	(172)	(76)	—
	(10,021)	(7,249)	(0.50)
Second Quarter of 2024 Adjusted Results**	$26,461	$19,277	$0.86
* Refer to Major Projects and Initiatives Table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.

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Key variances between the six months ended June 30, 2023 and June 30, 2024 included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Six months ended June 30, 2023 Adjusted Results	$70,172	$52,477	$2.94

Non-recurring Items:
Absence of benefit associated with a reduction in the PA state tax rate	—	(1,284)	(0.06)
	—	(1,284)	(0.06)

Increased Adjusted Gross Margins:
Contributions from acquisitions	48,924	35,891	1.61
Natural gas growth including conversions (excluding service expansions)	3,169	2,325	0.10
Margin from regulated infrastructure programs*	2,618	1,921	0.09
Natural gas transmission service expansions, including interim services*	2,154	1,580	0.07
Changes in customer consumption	1,842	1,352	0.06
Rate changes associated with the Florida natural gas base rate proceeding*	1,630	1,196	0.05
Improved Aspire Energy performance - rate changes and gathering fees	1,189	872	0.04
Increased level of virtual pipeline services	487	358	0.02
Increased propane margins and fees	463	340	0.01
	62,476	45,835	2.05

(Increased) Decreased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
FCG operating expenses	(20,133)	(14,770)	(0.66)
Insurance related costs	(1,084)	(795)	(0.04)
Vehicle expenses	(403)	(295)	(0.01)
Payroll, benefits and other employee-related expenses	2,192	1,608	0.07
Depreciation, amortization and property tax costs (includes FCG)	(3,449)	(2,530)	(0.11)
	(22,877)	(16,782)	(0.75)

Interest charges	(19,643)	(14,410)	(0.65)
Increase in shares outstanding due to 2023 and 2024 equity offerings***	—	—	(0.59)
Net other changes	8	286	0.02
	(19,635)	(14,124)	(1.22)
Six months ended June 30, 2024 Adjusted Results**	$90,136	$66,122	$2.96
* Refer to Major Projects and Initiatives Table for additional information.
** Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
*** Reflects the impact of 4.4 million common shares issued in November 2023 in connection with the acquisition of FCG.

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15-15-15-15
Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add new projects and initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's second quarter 2024 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Six Months Ended		Year Ended	Estimate for
	June 30,		June 30,		December 31,	Fiscal
(in thousands)	2024	2023	2024	2023	2023	2024	2025
Pipeline Expansions:
Southern Expansion	$586	$455	$1,172	$486	$586	$2,344	$2,344
Beachside Pipeline Expansion	603	603	1,206	603	1,810	2,451	2,414
North Ocean City Connector	—	—	—	—	—	—	494
St. Cloud / Twin Lakes Expansion	146	—	292	—	264	584	2,752
Wildlight	205	67	404	93	471	1,423	2,038
Lake Wales	114	38	228	38	265	454	454
Newberry	72	—	72	—	—	1,364	2,585
Boynton Beach	—	—	—	—	—	—	3,342
New Smyrna Beach	—	—	—	—	—	—	1,710
Central Florida Reinforcement	—	—	—	—	—	476	1,182
Warwick	—	—	—	—	—	258	1,858
Renewable Natural Gas Supply Projects	—	—	—	—	—	—	5,460
Total Pipeline Expansions	1,726	1,163	3,374	1,220	3,396	9,354	26,633

CNG/RNG/LNG Transportation and Infrastructure	3,505	2,905	6,940	6,426	11,181	13,500	14,500

Regulatory Initiatives:
Florida GUARD program	865	—	1,454	—	353	3,231	5,602
FCG SAFE Program	689	—	1,101	—	—	2,683	5,293
Capital Cost Surcharge Programs	777	703	1,608	1,423	2,829	3,979	4,374
Florida Rate Case Proceeding (1)	4,005	3,873	9,600	7,970	15,835	17,153	17,153
Maryland Rate Case (2)	—	—	—	—	—	TBD	TBD
Electric Storm Protection Plan	677	436	1,307	642	1,326	2,433	3,951
Total Regulatory Initiatives	7,013	5,012	15,070	10,035	20,343	29,479	36,373

Total	$12,244	$9,080	$25,384	$17,681	$34,920	$52,333	$77,506

(1) Includes adjusted gross margin during 2023 comprised of both interim rates and permanent base rates which became effective in March 2023.
(2) Rate case application and depreciation study filed with the Maryland PSC in January 2024. See additional information provided below.

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16-16-16-16
Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

St. Cloud / Twin Lakes Expansion
In July 2022, Peninsula Pipeline filed a petition with the Public Service Commission ("PSC") for the State of Florida for approval of its Transportation Service Agreement with the Company's Florida subsidiary, Florida Public Utilities ("FPU"), for an additional 2,400 Dts/day of firm service in the St. Cloud, Florida area. As part of this agreement, Peninsula Pipeline constructed a pipeline extension and regulator station for FPU. The extension supports new incremental load due to growth in the area, including providing service, most immediately, to the residential development Twin Lakes. The expansion also improves reliability and provides operational benefits to FPU’s existing distribution system in the area, supporting future growth. The project went into service in July 2023.

In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of an amendment to its Transportation Service Agreement with FPU for an additional 10,000 Dts/day of firm service in the St. Cloud, Florida area. Peninsula Pipeline will construct pipeline expansions that will allow FPU to serve the future communities that are expected in that area. The Florida PSC approved the project in May 2024, and it is expected to be complete in the fourth quarter of 2025.

Newberry Expansion
In April 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreement with FPU for an additional 8,000 Dts/day of firm service in the Newberry, Florida area. The petition was approved by the Florida PSC in the third quarter of 2023. Peninsula Pipeline will construct a pipeline extension, which will be used by FPU to support the development of a natural gas distribution system to provide gas service to the City of Newberry. A filing to address the acquisition and conversion of existing Company owned propane community gas systems in Newberry was made in November 2023. The Florida PSC approved it in April 2024. The Company began the conversions of the community gas systems in the second quarter of 2024.

East Coast Reinforcement Projects
In December 2023, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities on the East Coast of Florida. The projects are driven by the need for increased supply to coastal portions of the state that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. Construction is projected to be complete in the first and second quarters of 2025 for Boynton Beach and New Smyrna Beach, respectively.

Central Florida Reinforcement Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida. The projects are driven by the need for increased supply to communities in central Florida that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. Completion of the projects is projected for the fourth quarter of 2024 for Plant City and the fourth quarter of 2025 for Lake Mattie.

Warwick
In July 2024, the Company announced plans to extend Eastern Shore's transmission deliverability by constructing an additional 4.4 miles of six inch steel pipeline. The project will reinforce the supply and
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17-17-17-17
growth for our Delaware division distribution system and expand further into Maryland for anticipated future growth. The project is estimated to be in service during the fourth quarter of 2024.

Pioneer Supply Header Pipeline Project
In March 2024, Peninsula Pipeline filed a petition with the Florida PSC for its approval of Firm Transportation Service Agreements with both FCG and FPU for a project that will support greater supply growth of natural gas service in southeast Florida. The project consists of the transfer of a pipeline asset from FCG to Peninsula Pipeline. Peninsula Pipeline will proceed to provide transportation service to both FCG and FPU using the pipeline asset, which supports continued customer growth and system reinforcement of these distribution systems. The Florida PSC approved the petition in July 2024.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian-River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at it's July 2024 meeting with the projects estimated to be completed in the first half of 2025.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, we are seeking approval of the following: (i) permanent rate relief of approximately $6.9 million; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses which we anticipate will be called Chesapeake Utilities of Maryland, Inc.; and (iii) authorization to establish a rider for recovery of the costs associated with our new technology systems. The outcome of the application is subject to review and approval by the Maryland PSC. Rate changes are suspended until December 2024.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's Maryland natural gas distribution businesses filed a joint petition for approval of its proposed unified depreciation rates with the Maryland PSC. A settlement agreement between the Company, PSC staff and the Office of People's Counsel was reached and the final order approving the settlement agreement went into effect in July 2024 which will include an annual benefit of $1.2 million.

FCG SAFE Program
In April 2024, FCG filed a petition with the Florida PSC to more closely align the SAFE Program with FPU's GUARD program. Specifically, the requested modifications will enable FCG to accelerate remediation related to problematic pipe and facilities consisting of obsolete and exposed pipe. If approved, these efforts will serve to improve the safety and reliability of service to FCG's customers. These modifications, if approved, will result in an estimated additional $50 million in capital expenditures associated with the SAFE Program which would increase the total projected capital expenditures to $255 million over a 10-year period. The Commission decision is expected in September 2024.

Delaware Natural Gas Rate Case
In May 2024, the Company's Delaware natural gas division provided notice to the Delaware PSC of its intent to file a petition seeking a general rate base increase based on a test period ending in December 2024. The filing is expected to be submitted to the Delaware PSC in August 2024 and the outcome of the application will be subject to review and approval by the Delaware PSC.

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18-18-18-18
FPU Electric Rate Case
In June 2024, the Company provided notice to the Florida PSC of its intent to file a petition seeking a general rate base increase based on a 2025 projected test year. The filing is expected to be submitted to the Florida PSC in August 2024 and the outcome of the application will be subject to review and approval by the Florida PSC.

Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
Weather was not a significant factor to adjusted gross margin in the second quarter of 2024 compared to the same period in 2023.

For the six months ended June 30, 2024, higher consumption which includes the effects of colder weather conditions compared to the prior-year period resulted in a $1.8 million increase in adjusted gross margin. While temperatures through June 30, 2024 were colder than the prior-year period, they were approximately 12.5 percent and 12.8 percent warmer, respectively, compared to normal temperatures in our Delmarva and Ohio service territories.

The following table summarizes HDD and CDD variances from the 10-year average HDD/CDD ("Normal") for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Variance	2024	2023	Variance
Delmarva
Actual HDD	319	276	43	2,281	2,050	231
10-Year Average HDD ("Normal")	387	408	(21)	2,608	2,693	(85)
Variance from Normal	(68)	(132)		(327)	(643)

Florida
Actual HDD	41	26	15	511	370	141
10-Year Average HDD ("Normal")	41	44	(3)	511	549	(38)
Variance from Normal	—	(18)		—	(179)

Ohio
Actual HDD	478	678	(200)	3,137	3,062	75
10-Year Average HDD ("Normal")	631	631	—	3,596	3,596	—
Variance from Normal	(153)	47		(459)	(534)

Florida
Actual CDD	1,115	937	178	1,296	1,260	36
10-Year Average CDD ("Normal")	978	952	26	1,195	1,144	51
Variance from Normal	137	(15)		101	116

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19-19-19-19

Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula increased by approximately 3.7 percent and 3.9 percent, respectively, for the three and six months ended June 30, 2024 while our legacy Florida Natural Gas distribution business increased by approximately 3.7 percent and 3.6 percent, respectively, during the same periods.

The details of the adjusted gross margin increase are provided in the following table:

	Adjusted Gross Margin**
	Three Months Ended		Six Months Ended
	June 30, 2024		June 30, 2024
(in thousands)	Delmarva Peninsula	Florida	Delmarva Peninsula	Florida
Customer growth:
Residential	$352	$647	$842	$1,527
Commercial and industrial	124	130	280	520
Total customer growth (1)	$476	$777	$1,122	$2,047
(1) Customer growth amounts for the legacy Florida operations include the effects of revised rates associated with the Company's natural gas base rate proceeding, but exclude the effects of FCG.

Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $159.5 million for the six months ended June 30, 2024. The following table shows a range of the forecasted 2024 capital expenditures by segment and by business line:

	2024
(in thousands)	Low	High
Regulated Energy:
Natural gas distribution	$150,000	$170,000
Natural gas transmission	90,000	120,000
Electric distribution	25,000	28,000
Total Regulated Energy	265,000	318,000
Unregulated Energy:
Propane distribution	13,000	15,000
Energy transmission	5,000	6,000
Other unregulated energy	13,000	15,000
Total Unregulated Energy	31,000	36,000
Other:
Corporate and other businesses	4,000	6,000
Total 2024 Forecasted Capital Expenditures	$300,000	$360,000

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital.
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20-20-20-20

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 48 percent as of June 30, 2024.
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21-21-21-21
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
(in thousands, except per share data)
Operating Revenues
Regulated Energy	$130,625	$101,141	$299,051	$243,411
Unregulated Energy	41,419	40,751	124,522	123,916
Other businesses and eliminations	(5,772)	(6,299)	(11,557)	(13,605)
Total Operating Revenues	166,272	135,593	412,016	353,722
Operating Expenses
Natural gas and electricity costs	27,378	23,886	77,296	79,174
Propane and natural gas costs	12,262	11,907	43,561	45,208
Operations	52,339	42,163	103,899	86,930
FCG transaction and transition-related expenses	1,374	—	2,295	—
Maintenance	5,561	5,258	11,464	10,362
Depreciation and amortization	17,877	17,303	34,893	34,486
Other taxes	8,691	6,730	18,233	14,301
Total operating expenses	125,482	107,247	291,641	270,461
Operating Income	40,790	28,346	120,375	83,261
Other income, net	1,110	831	1,305	1,107
Interest charges	16,813	6,964	33,839	14,196
Income Before Income Taxes	25,087	22,213	87,841	70,172
Income taxes	6,816	6,080	23,402	17,695
Net Income	$18,271	$16,133	$64,439	$52,477

Weighted Average Common Shares Outstanding:
Basic	22,284	17,794	22,267	17,777
Diluted	22,335	17,852	22,320	17,842

Earnings Per Share of Common Stock:
Basic	$0.82	$0.91	$2.89	$2.95
Diluted	$0.82	$0.90	$2.89	$2.94

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$18,271	$16,133	$64,439	$52,477
FCG transaction and transition-related expenses, net (1)	1,006	—	1,683	—
Adjusted Net Income (Non-GAAP)**	$19,277	$16,133	$66,122	$52,477

Earnings Per Share - Diluted (GAAP)	$0.82	$0.90	$2.89	$2.94
FCG transaction and transition-related expenses, net (1)	0.04	—	0.07	—
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$0.86	$0.90	$2.96	$2.94
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transaction costs, transition services, consulting, system integration, rebranding and legal fees.
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22-22-22-22

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2024	December 31, 2023
(in thousands, except per share data)
Property, Plant and Equipment
Regulated Energy	$2,515,712	$2,418,494
Unregulated Energy	420,074	410,807
Other businesses and eliminations	32,645	30,310
Total property, plant and equipment	2,968,431	2,859,611
Less: Accumulated depreciation and amortization	(546,598)	(516,429)
Plus: Construction work in progress	157,347	113,192
Net property, plant and equipment	2,579,180	2,456,374
Current Assets
Cash and cash equivalents	6,430	4,904
Trade and other receivables	56,362	74,485
Less: Allowance for credit losses	(2,195)	(2,699)
Trade and other receivables, net	54,167	71,786
Accrued revenue	20,177	32,597
Propane inventory, at average cost	6,511	9,313
Other inventory, at average cost	19,715	19,912
Regulatory assets	19,646	19,506
Storage gas prepayments	2,801	4,695
Income taxes receivable	9,865	3,829
Prepaid expenses	12,549	15,407
Derivative assets, at fair value	1,180	1,027
Other current assets	3,236	2,723
Total current assets	156,277	185,699
Deferred Charges and Other Assets
Goodwill	507,856	508,174
Other intangible assets, net	15,910	16,865
Investments, at fair value	13,620	12,282
Derivative assets, at fair value	192	40
Operating lease right-of-use assets	11,201	12,426
Regulatory assets	83,594	96,396
Receivables and other deferred charges	12,923	16,448
Total deferred charges and other assets	645,296	662,631
Total Assets	$3,380,753	$3,304,704

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23-23-23-23
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	June 30, 2024	December 31, 2023
(in thousands, except per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000 shares)	10,854	10,823
Additional paid-in capital	755,751	749,356
Retained earnings	525,525	488,663
Accumulated other comprehensive loss	(1,576)	(2,738)
Deferred compensation obligation	9,703	9,050
Treasury stock	(9,703)	(9,050)
Total stockholders’ equity	1,290,554	1,246,104
Long-term debt, net of current maturities	1,174,762	1,187,075
Total capitalization	2,465,316	2,433,179
Current Liabilities
Current portion of long-term debt	18,592	18,505
Short-term borrowing	207,091	179,853
Accounts payable	69,041	77,481
Customer deposits and refunds	44,775	46,427
Accrued interest	3,652	7,020
Dividends payable	14,272	13,119
Accrued compensation	12,519	16,544
Regulatory liabilities	19,677	13,719
Income taxes payable	—	—
Derivative liabilities, at fair value	27	354
Other accrued liabilities	20,547	13,362
Total current liabilities	410,193	386,384
Deferred Credits and Other Liabilities
Deferred income taxes	283,322	259,082
Regulatory liabilities	192,710	195,279
Environmental liabilities	2,402	2,607
Other pension and benefit costs	16,102	15,330
Derivative liabilities, at fair value	12	927
Operating lease - liabilities	9,341	10,550
Deferred investment tax credits and other liabilities	1,355	1,366
Total deferred credits and other liabilities	505,244	485,141
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,380,753	$3,304,704
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
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24-24-24-24
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended June 30, 2024				For the Three Months Ended June 30, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$15,930	$11,275	$12,918	$11,225	$16,878	$12,188	$11,023
Commercial and Industrial	10,323	26,721	16,968	12,134	11,093	28,740	12,253
Other (1)	(2,962)	1,921	2,608	(813)	(3,858)	(162)	(242)
Total Operating Revenues	$23,291	$39,917	$32,494	$22,546	$24,113	$40,766	$23,034

Volumes (in Dts for natural gas and MWHs for electric)
Residential	823,378	525,878	427,062	71,226	765,193	472,147	66,835
Commercial and Industrial	2,248,283	10,132,993	2,784,296	95,646	2,220,105	10,054,518	74,086
Other	58,603	572,126	1,470,769	—	63,787	—	—
Total	3,130,264	11,230,997	4,682,127	166,872	3,049,085	10,526,665	140,921

Average Customers
Residential	100,964	91,439	113,673	25,762	97,333	88,188	25,755
Commercial and Industrial	8,367	8,486	8,551	7,359	8,249	8,405	7,378
Other	25	—	110	—	22	6	—
Total	109,356	99,925	122,334	33,121	105,604	96,599	33,133

	For the Six Months Ended June 30, 2024				For the Six Months Ended June 30, 2023
	Delmarva NG Distribution	Florida Natural Gas Distribution	Florida City Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$51,726	$26,618	$27,949	$22,651	$58,898	$28,684	$22,380
Commercial and Industrial	27,890	57,774	36,402	22,917	32,518	54,479	23,994
Other (1)	(4,637)	3,481	4,020	(3,058)	(6,911)	3,961	(603)
Total Operating Revenues	$74,979	$87,873	$68,371	$42,510	$84,505	$87,124	$45,771

Volumes (in Dts for natural gas and MWHs for electric)
Residential	3,261,532	1,366,919	1,026,399	143,247	3,056,513	1,225,903	135,352
Commercial and Industrial	5,675,456	20,248,545	5,768,923	183,473	5,607,936	20,362,474	142,789
Other	147,701	1,303,132	3,069,512	—	151,323	627,934	—
Total	9,084,689	22,918,596	9,864,834	326,720	8,815,772	22,216,311	278,141

Average Customers
Residential	100,749	90,955	113,350	25,733	96,922	87,757	25,686
Commercial and Industrial	8,382	8,480	8,535	7,365	8,260	8,407	7,369
Other	25	—	105	—	23	6	—
Total	109,156	99,435	121,990	33,098	105,205	96,170	33,055

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.